                                                                  Exhibit 10.29


                    AGREEMENT REGARDING TRANSPORTATION SERVICES

This Agreement Regarding Transportation Services (the "Agreement") is effective as of the 8th day of June, 1998 (the "Effective Date") by and between USA Waste of California, Inc., a Delaware corporation ("Shipper"), AMCOR Capital Corporation, a Delaware corporation ("AMCOR") and AMCOR Biomass, Inc., a Delaware corporation ("Carrier").

                               W I T N E S S E T H

In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Carrier and Shipper do hereby agree as follows:

1. TRANSPORTATION SERVICES.

    1.1. Effective on the Commencement Date, Carrier will have the exclusive right to transport for Shipper all Acceptable Waste described in Exhibits "A-1" and "A-2" and any supplements, reissuances or amendments thereto which have been agreed to and initialed by each of the parties hereto (collectively, "Amendments") (hereinafter each reference to Exhibits "A-1" and "A-2" shall be deemed to refer to such Exhibits "A-1" and "A-2" and any Amendments thereto) between the points named therein and subject to the terms and provisions set forth below.

    1.2. Effective on the Commencement Date, Shipper shall utilize Carrier exclusively to transport the Acceptable Waste described in Exhibits "A-1" and "A-2" from Shipper's Facility(s) (i.e. transfer stations) described in Exhibits "A-1 and "A-2" and any supplements, reissuances or amendments thereto which have been agreed to and initialed by each of the parties hereto (collectively, "Amendments") (hereinafter each reference to Exhibits "A-1" and "A-2" shall be deemed to refer to such Exhibits "A-1" and "A-2" and any Amendments thereto), to the Final Destination as described in Exhibits "A-1" and "A-2", and Carrier shall have the right to haul and deliver all such waste material as long as it strictly fulfills its obligations under this Agreement. This right of shipment shall not be applicable to other commodities or material shipped by Shipper. Carrier shall have no right to perform services, or obtain compensation therefor, other than as expressly set forth in this Agreement or by separate written agreement between the parties.

    1.3. The amount of Acceptable Waste received at Shipper's Facility(s) on a daily basis is subject to variation the term of this Agreement. Shipper makes no representations or warranties as to the amount of waste material that will be made available to Carrier for transportation during the term of this Agreement, and all amounts stated in Exhibits "A-1" and "A-2" are estimates only, provided in good faith by Shipper and accurate to the best of its knowledge as of the date of execution of this Agreement. Shipper shall provide Carrier with at least three (3) business days notice if it anticipates a substantial increase in the amount of waste material to be transported by Carrier on a daily basis.

    1.4. In the event of Amendments to Exhibits "A-1" and "A-2" suggested by Shipper, or the request of Shipper that Carrier perform additional services, the parties agree to negotiate in good faith for any changes in the transportation rate or a rate to be charged for any additional services, as appropriate. Notwithstanding any provision herein to the contrary, in the event the parties are unable to reach agreement on a change in the transportation rate, or a rate to be charged for any additional services, Shipper shall have the right to obtain the changed or additional services from another party without penalty, provided, however, that the parties for a period of not less than thirty (30) days attempt in good faith to resolve the determination of rates for changed or additional services by mediation under the

          Commercial Mediation Rules of the American Arbitration
          Association ("AAA"). If the parties cannot agree on the selection of the mediator, the AAA will select the mediator.
          Notwithstanding the above, Carrier shall have the right to continue providing existing services (i.e. not the subject of Shipper's request for changed or additional services) on an exclusive basis for the term of this Agreement.

2.  TERMS OF PAYMENT.

    2.1. Carrier will charge for the above transportation service on the basis of the rates, charges and provisions set forth in Exhibits "A-1" and "A-2".

    2.2. Shipper shall pay Carrier for transportation services performed within 30 days of invoice date. Carrier will bill Shipper on or before the 15th day and the 30th day of the month for services performed during the period since the last invoice. Shipper must notify Carrier of any discrepancies in billings made within ten
          (10) days of receipt. All undisputed amounts must be paid within thirty (30) days of the invoice date.

3. TRACTORS, DRIVERS AND WORK RULES. Carrier will supply, maintain and operate such tractors and provide the services of, and supervise, drivers as in each instance are required to perform the transportation service. Carrier shall provide all necessary trailers to perform the services described in Exhibit A-2 (South Gate Transfer Station) and Shipper will provide all necessary trailers to perform the services described in Exhibit A-1 (Carson Transfer Station). Carrier warrants that it will maintain its tractors, and any other vehicles used under this Agreement, in roadworthy condition and comply with all state and federal safety regulations, particularly with regard to the replacement of tires and brakes. Carrier may, but is not required to, store tractors used for this Agreement at Shipper's Facility in a location designated by Shipper. Shipper shall operate the Shipper's Facility(s) in a reasonable and prudent manner so as to prevent or minimize any damage to Carrier's tractors or trailers while at Shipper's Facility(s), other than normal wear and tear. Carrier shall hold Shipper harmless for any damage to its tractors and trailers while at Shipper's Facility except to the extent that such damage is caused by the negligence of Shipper, its employees or agents. In addition to the foregoing, Carrier will implement, maintain and enforce Work Rules that at a minimum contain the provisions set forth on Exhibit "B". Carrier's failure to implement, maintain and enforce its Work Rules shall constitute a material breach of this Agreement.

4. CARE, CUSTODY AND CONTROL. Carrier shall have the sole and exclusive care, custody and control of the Acceptable Waste described in the applicable section of Exhibits "A-1" and "A-2" from the time Carrier attaches its tractor to Shipper's loaded trailer until the Acceptable Waste is discharged from such trailer at the Final Destination specified by Shipper. Carrier assumes full responsibility for any damage thereto or loss thereof, however occurring, during the time that said Acceptable Waste and trailers are in Carrier's custody or possession. Once the waste material is discharged from the trailer at the Final Destination to the reasonable satisfaction of Shipper, Shipper shall protect, defend and indemnify Carrier from any future environmental liability in accordance with the terms and conditions of
    Section 8.4 below.

5. COMPLIANCE WITH LAWS. Carrier agrees to comply with all local, state and federal laws, regulations, approvals, requirements or orders applicable to its performance under this Agreement and respecting all of Carrier's operations hereunder. Without limiting the foregoing, Carrier will at all times have and maintain all permits, authorizations, registrations and franchises, and will make all filings and notifications, required in order to perform its obligations hereunder.

6. NOTIFICATION OF LOSS. Carrier shall give prompt notice to Shipper of losses, damage injuries or liabilities to or involving persons or property of Shipper, Carrier, third parties or the waste material in any way related to the services covered by this Agreement.

7. RELATIONSHIP OF THE PARTIES. In the performance of the Agreement, Carrier and/or its agents and employees are not the agents or employees of Shipper, but Carrier is an independent contractor, employing agents and/or employees under the exclusive management and control of Carrier.

8.  INDEMNIFICATION.

    8.1. Carrier and AMCOR agree to defend, indemnify and hold Shipper harmless and assume full responsibility for payment of all State and Federal taxes for unemployment insurance, workers' compensation, old age pensions or under any social security laws or law, as to all employees of Carrier engaged in the performance of this Agreement.

    8.2. Carrier and AMCOR agree to defend, indemnify and hold Shipper harmless for losses, damages, injuries or death that arise in connection with the acts or omissions of Carrier in the performance of its duties under this Agreement, or a violation of applicable laws and regulations.

    8.3. Shipper agrees to defend, indemnify and hold Carrier and AMCOR harmless for damages, injuries or death that arise in connection with the acts or omissions of Shipper in the performance of its duties under this Agreement, or a violation of applicable laws and regulations.

    8.4. Shipper agrees to defend, indemnify and hold Carrier and AMCOR harmless for any losses, injuries, or claims (including but not limited to Removal or Remedial actions brought pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C Section 9601 et seq., or any similar state or local law) that arise in connection with the release of Hazardous Substances (as that term is defined under 42 U.S.C. Section 9601(14) or any similar state or local law) from the facility which is the Final Destination for waste material transported by Carrier, provided, however, that this indemnity shall not apply to the extent (i) that Carrier, and not Shipper, selected the Final Destination for the waste material or (ii) the negligence or willful misconduct of Carrier in the performance of its duties under this Agreement.

9.  TERM. This Agreement shall remain in effect for an initial term of five
    (5) years from the Effective Date of this Agreement. Thereafter, the term of this Agreement shall be automatically extended for two successive five (5) year terms, unless notice in writing of termination is given by either party to the other not less that 180 days prior to the end of the the initial term or any successive term (the "Nonrenewal Notice"). Notwithstanding the foregoing, at any time this Agreement may be terminated for Cause by either party following written notice and opportunity to cure of fifteen (15) days, upon 60 days' written notice (except as otherwise provided herein). For purposes of this Agreement, "Cause" shall include, but shall not be limited to:

    9.1. The failure of Carrier to give notice of the Commencement Date within six (6) months of the date of execution of this Agreement, except where arising from an event of Force Majeure;

    9.2. the failure of Carrier to perform or observe (unless arising from events of Force Majeure as hereinafter defined) any of the terms or provisions of this Agreement;

    9.3. dishonesty or misconduct on the part of Carrier that is or is reasonably likely to be damaging or detrimental to the business of Shipper;

    9.4. the assignment or sale of Carrier or AMCOR to a direct competitor of Shipper, or any other material change in the ownership or control of Carrier (including but not limited to the acquisition, through one or more transactions, of 50% or more of the voting stock of Carrier or AMCOR by a person or persons not already owning 50% of the voting stock of Carrier or AMCOR) not approved by Shipper;

    9.5. the failure of Carrier to provide the necessary equipment and remove all waste material from Shipper's Facility(s) that Carrier is capable of in good faith during the authorized operating hours as set forth in Shipper's Solid Waste Facility Permit, or other permits, licenses or approvals governing the operation of Shipper's Facility(s) the "Permits");

    9.6. actions on the part of Carrier that cause Shipper to be in material or repeated violation of Shipper's Permits, or the permits, licenses or approvals governing the operation of disposal facilities owned or operated by Shipper or its affiliate (; or

    9.7.  failure to maintain the insurance coverages as set forth in
          Section 15;

    provided, however, that (i) Carrier and AMCOR agree with respect to
    Section 9.4 above to notify Shipper thirty (30) days prior to the closing of any such sale or transaction and that Shipper shall have the right upon such prior notification to terminate this Agreement immediately upon 30 days' notice thereof to Carrier, (ii) that if Shipper becomes entitled to terminate with Cause pursuant to Sections 9.5 or 9.6 above, then notice of breach may be made by any means, Carrier's opportunity to cure shall extend only until two hours prior to the commencement of operations at Shipper's Facility(s) on the business day following the day on which notice of breach is provided, and Shipper shall have the right to provide for transportation of the waste material through other parties at Carrier's expense or to terminate this Agreement upon forty-eight (48) hours notice thereof to Carrier, and (iii), that if Shipper becomes entitled to terminate with Cause pursuant to Section 9.7 above, then following written notice and opportunity to cure of five (5) business days, Shipper shall have the right to provide for transportation of the waste material through other parties at Carrier's expense or to terminate this Agreement upon forty-eight (48) hours notice thereof to Carrier.

10. FORCE MAJEURE. In the event that either party is prevented from performing its duties and obligations pursuant to this Agreement by circumstances beyond its control, including, without limitation, fires, floods, labor disputes, or Acts of God (hereinafter referred to a "Force Majeure") such that Shipper is unable to provide the waste material for shipment or Carrier is unable to carry the waste material, then the affected party shall be excused from performance hereunder during the period of such disability and the term of the Agreement shall be extended for a period identical to the period of such disability. The party claiming Force Majeure shall promptly notify the other when it learns of the existence of a Force Majeure condition and shall similarly notify the other within a period of two (2) days, excluding weekends and holidays, when the Force Majeure condition has terminated. In the event Carrier fails to take delivery of shipments of waste under this Agreement as a result of Force Majeure, bankruptcy or insolvency Shipper shall have the right to engage another party to make such Shipment without liability to Carrier hereunder.

11. UNACCEPTABLE WASTE. In the event that Shipper delivers Unacceptable Waste to Carrier, Shipper, upon notification, shall take immediate measures to remove the Unacceptable Waste for proper handling and disposal at its own expense. If the Unacceptable Waste is not removed within twenty-four (24) hours from receipt of notice, Carrier shall have the right and authority to handle and dispose of the Unacceptable Waste, and Shipper agrees to reimburse Carrier for its reasonable costs related to the handling and disposal of the of Unacceptable Waste. Shipper shall indemnify and hold Carrier harmless from and against any any losses, injuries, or claims (including, but not limited to, reasonable investigation and legal expenses) as incurred arising, caused by, or resulting from Shipper's delivery of Unacceptable Waste.


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

12. REPRESENTATIONS AND WARRANTIES.

    12.1. Shipper's Representations. Shipper has the full right, power and authority to enter into this Agreement as provided herein, and to perform its obligations hereunder, and the individual executing this Agreement is authorized to execute the Agreement on behalf of Shipper. Shipper's execution of this Agreement and the performance of its obligations hereunder will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, charge, or other restriction of any government, governmental agency, or court to which Shipper is subject or any provision of the articles or bylaws of Shipper or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangements to which Shipper is a party or to which any of its assets are subject (or result in the imposition of any security interest upon any of its assets), including but not limited to any collective bargaining agreement or any solid waste collection franchise agreement with a local governmental entity held by Shipper or its affiliates. Shipper represents that to the best of its knowledge and belief Carrier's performance of its obligations pursuant to this Agreement will not subject Carrier to any taxes, fees or charges imposed on a weight or volumetric basis on solid waste operations, including but not limited to the Los Angeles County Solid Waste Management Fee or any franchise fees payable pursuant to any solid waste collection franchise agreement with a local governmental entity held by Shipper or its affiliates.

    12.2. Carrier's and AMCOR's Representations. Carrier and AMCOR have the full right, power and authority to enter into this Agreement as provided herein, and to perform their respective obligations hereunder, and the individual executing this Agreement is authorized to execute the Agreement on behalf of Carrier and AMCOR. Carrier's and AMCOR's execution of this Agreement and the performance of their respective obligations hereunder will not
          (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, charge, or other restriction of any government, governmental agency, or court to which Shipper is subject or any provision of the articles or bylaws of Carrier or AMCOR or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangements to which Carrier or AMCOR is a party or to which any of its assets are subject (or result in the imposition of any security interest upon any of its assets).

13. AMCOR'S GUARANTY. AMCOR agrees to be fully responsible for and to assure performance of the financial obligations of Carrier pursuant to this Agreement. Upon demand of Shipper, AMCOR shall promptly pay all monies due and owing by Carrier.

14. PUBLICITY. The parties agree that any press releases, brochures, promotional materials or investor communications will be provided to the other in advance for review and approval, which shall not be withheld unreasonably. In addition, Carrier and AMCOR shall make no disclosures of any kind regarding this transaction until forty-eight
    (48) hours in advance of the Commencement Date, unless required by law.

15. INSURANCE. Carrier agrees to furnish to Shipper, upon execution, certificates attesting to the existence of the following insurance, to maintain the following insurance during the term of this Agreement:

         Coverages                                Limits of Liability
         ---------                                -------------------
         Workmen's Compensation                   Statutory

         Employer's Liability                     $1,00,000 Each Occurrence

         General Liability, Including             $5,000,000 Combined Single
         Bodily Injury, Property                  Limit, Each Occurrence
         Damage and Contractual Liability

         Automobile Liability, Including          $5,000,000 Combined Single
         Bodily Injury and Property               Limit, Each Occurrence
         Damage


    Each such certificate shall contain a statement of the insurer's obligation to notify the party to whom the certificate is addressed at least thirty (30) days prior to cancellation of any policy covered thereunder.

    Customer's General Liability and Automobile Liability policies shall name Shipper as an additional insured.

16. ASSIGNMENT. This Agreement is not assignable by Carrier, nor may there be any other material change in the ownership or control of Carrier without the written consent of Shipper, which shall not be withheld unreasonably. This Agreement is not assignable by Shipper without the written consent of Carrier, which shall not be withheld unreasonably, except that Carrier's consent shall not be required for an assignment to an affiliate of Shipper.

17. NOTICES. All notices required under this Agreement shall be to the following addresses:

          If to Shipper:                USA Waste of California, Inc,
                                        Los Angeles Division
                                        1970 East 213th Street
                                        Long Beach, CA 90810
                                        Attn: Division Manager

          If to Carrier and AMCOR:      AMCOR Capital Corporation
                                        12815 East Imperial Highway
                                        Santa Fe Springs, CA 92670
                                        Attn: Eugene Tidgewell,
                                              Vice President/CFO

18. GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the State of California.

19. HEADINGS. The headings in this Agreement are intended for convenience and identification only, are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof and shall be disregarded in the construction and enforcement of this Agreement.

20. CONSTRUCTION. Each of the parties hereto agree and acknowledge that each party has reviewed and has had the opportunity to revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed to the interpretation of this Agreement or any amendment or exhibit hereto.

21. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

22. REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to other rights the parties may have by law, statute, ordinance or otherwise.

23. ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof, and duly executed (or, with respect to Exhibit A, initialed) by the parties hereto.

24. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

    24.1. "Acceptable Waste" means all garbage, refuse, rubbish and other materials and substances discarded or rejected as being spent, useless, worthless, or in excess to the owners at the time of such discard or rejection and which are normally disposed of, or collected from residential (single family or multi-family), commercial, industrial, governmental and institutional establishments which are acceptable for disposal at Class III landfills in California.

    24.2. "Commencement Date" means the date upon which Carrier has obtained the necessary equipment and is ready, willing and able to perform its obligations under this Agreement. Carrier shall give Shipper at least ten (10) days written notice prior to the estimated date on which it intends to begin performance. Notwithstanding any provision herein to the contrary, Carrier shall not be obligated to commence services pursuant to this Agreement unless and until each of the Contingencies to Closing set forth in Section 6.1 of the Real Estate Purchase Agreement and Escrow Instructions between Carrier, AMCOR and an affiliate of Shipper, dated June 8, 1998 have been satisfied, except for the contingency set forth in Section 6.1.5 or to the extent that any of the contingencies have been waived by Carrier.

    24.3. "Unacceptable Waste" means Hazardous Waste; Hazardous Substances; Hazardous Materials; untreated medical waste; Household
          Hazardous Waste that has been separated from Acceptable Waste, and waste that is not acceptable for disposal at Class III landfills in California.


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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         AMCOR Capital Corporation           USA Waste of California, Inc.

By: /s/ Fred Behrens                    By: /s/ W.C. Zeto
    -------------------------------         ---------------------------------
Title: CHAIRMAN                         Title: Vice President
       ----------------------------            ------------------------------

         AMCOR Biomass, Inc.

By: /s/ Fred Behrens
    -------------------------------
Title: CHAIRMAN
       ----------------------------

                                    EXHIBIT A-1

              TRANSPORTATION SERVICES TERMS - CARSON TRANSFER STATION

     Waste Material/Product:            Acceptable Waste


     Shipper's Facility(s):             Carson Transfer Station
                                        321 Francisco Street
                                        Carson, CA 90745

     Hauling Rate:                      Rates are calculated per load and vary
                                        by transfer final destination
                                        (landfill). Current rates are as for
                                        the Carson Transfer Station are as
                                        follow:

                                        LANDFILL                 RATE PER LOAD
                                        --------------------------------------
                                        Chiquita Canyon          $120
                                        Puente Hills             $ 80
                                        El Sobrante              $121.50
                                        CIM (Green Waste)        $ 85

     Hauling Rate Adjustment:           The Hauling Rate will be adjusted
                                        upward annually on each anniversary of
                                        the Effective Date to reflect increases
                                        (not decreases) in the Consumer Price
                                        Index for the Los Angeles-Long Beach-
                                        Anaheim area, as published by the U.S.
                                        Department of Labor, Bureau of Labor
                                        Statistics. In addition, Hauling Rate
                                        shall be increased or decreased to
                                        reflect extraordinary increases or
                                        decreases in the cost of fuel, upon
                                        presentation of appropriate
                                        documentation by the party seeking the
                                        adjustment.

     Estimated Daily Tonnage:           Average of 2,700 tons per day Monday
                                        through Saturday

     Special Requirements               As set forth in El Sobrante Landfill
     (El Sobrante)                      Agreement between USA Waste and
                                        Riverside County, as it currently
                                        exists or may be amended, including (i)
                                        identifying markings on the tractors,
                                        (ii) refraining from transporting waste
                                        on SR91 through Corona from 6:00 - 8:30
                                        am and 4:00 - 6:30 pm Monday -Friday,
                                        and (iii) entering and exiting the I-15
                                        freeway only at Temescal Canyon Road.

                                     EXHIBIT A-2

             TRANSPORTATION SERVICES TERMS - SOUTH GATE TRANSFER STATION

     Waste Material/Product:            Acceptable Waste

     Shipper's Facility(s):             South Gate Transfer Station
                                        4489 Ardine Street
                                        South Gate, CA 90280

     Hauling Rate:                      Rates are calculated per load and vary
                                        by transfer final destination
                                        (landfill). Current rates are as for
                                        the South Gate Transfer Station are as
                                        follow:

                                        LANDFILL                   RATE PER LOAD
                                        ----------------------------------------
                                        Chiquita Canyon            $160
                                        Puente Hills               $120
                                        El Sobrante                $161.50
                                        Chino                      $125
                                        Irvine/Frank Bowerman L/F  $135

     Hauling Rate Adjustment:           The Hauling Rate will be adjusted
                                        upward annually on each anniversary of
                                        the Effective Date to reflect increases
                                        (not decreases) in the Consumer Price
                                        Index for the Los Angeles-Long Beach-
                                        Anaheim area, as published by the U.S.
                                        Department of Labor, Bureau of Labor
                                        Statistics. In addition, Hauling Rate
                                        shall be increased, or decreased to
                                        reflect extraordinary increases or
                                        decreases in the cost of fuel, upon
                                        presentation of appropriate
                                        documentation by the party seeking the
                                        adjustment.

     Estimated Daily Tonnage:           Average of 1,000 tons per day Monday
                                        through Saturday

     Special Requirements               As set forth in El Sobrante Landfill
     (El Sobrante)                      Agreement between USA Waste and
                                        Riverside County, as it currently
                                        exists or may be amended, including (i)
                                        identifying markings on the tractors,
                                        (ii) refraining from transporting waste
                                        on SR91 through Corona from 6:00 - 8:30
                                        am and 4:00 - 6:30 pm Monday -Friday,
                                        and (iii) entering and exiting the I-15
                                        freeway only at Temescal Canyon Road.

                                     EXHIBIT B

                                AMCOR BIOMASS, INC.
                                     WORK RULES
                                                                     PAGE 1 OF 3

The following work rules are for the purpose of governing drivers employed by AMCOR Biomass, Inc., hereinafter referred to as "drivers," while utilizing the property of USA Waste of California, hereinafter referred to as "company."

We ask that all drivers read and understand the following work rules. They are intended as a guide for all drivers so there will be no confusion or misunderstanding of what the company expects from each of you.

All drivers are invited and encouraged to discuss all work problems with their supervisor or the district manager or operations manager of the company. Specific problems which interfere with the completion of your work in a prompt and correct manner should be brought to the attention of your immediate supervisor or the company district manager as soon as they develop. Failure to do so can only result in growing problems for all of us.

MANAGEMENT RIGHTS

The company reserves the right to assign work, schedule production, or request that TransPacific reassign any driver by necessity to enforce compliance with the rules and regulations of conduct and safety. These rights are vested solely and exclusively with and retained by the company, except as specifically mediated by the terms of the agreement.

DISHONESTY, THEFT AND PILFERAGE

Theft, pilferage or unauthorized possession of company owned property or the property of others and any other form of dishonesty will not be tolerated.

LOITERING

Drivers are requested not to loiter on company premises before or after their week's shift, or on their day off. Loitering will only interfere with those drivers who are working.

DEPARTMENT OF TRANSPORTATION (D.O.T.)

As contractor transporting company trailers, it is imperative that the contract drivers meet all D.O.T. requirements. Company reserves the right to have access to and inspect all contractors employee D.O.T. files for compliance.



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SAFETY

Each driver is responsible for compliance of all established safety rules on landfills, disposal sites, and while on company owned property.

All drivers must report immediately any and all accidents involving company owned equipment, regardless of how minor the accident might appear. Whether only company owned equipment is involved, or whether another person or other person's property is involved, absolutely all accidents must be reported.

Any driver who is careless, irresponsible or negligent to the point of causing injury to himself or others shall be immediately denied further access to company equipment and premises.

CONDUCT

The company's reputation is the result of the individual conduct and integrity of all drivers and owner operators that represent it. We want the public to always have confidence that these individuals representing the company respect the law, respect the rights of others, and are concerned with public safety.

All drivers are expected to conduct themselves in an adult, professional manner as is appropriate for business.

CONFIDENTIALITY

All of the records and information which you work with or have access to must be regarded as confidential and cannot be released to or discussed with anyone other than your supervisor, company operations manager, or company district manager.

ABUSIVE OR THREATENING LANGUAGE

Drivers are prohibited from engaging in abusive or threatening language with other employees, supervisors, or member of the general public.

ALCOHOL, MARIJUANA, AND DRUGS

The sale, use, possession or being under the influence of alcoholic beverages, marijuana or any unauthorized or illegal drug while on duty or on company's premises will be cause for immediate expulsion from company premises.


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SALVAGING

No attempt by drivers to salvage items from their loads or from the landfill is allowed. All refuse must be dumped at either the landfill or other designated locations.

The company may find it necessary to modify or add to these rules and procedures from time to time, and will notify AMCOR of such modifications.